Exhibit 99.1

Inverness Medical Innovations to Acquire Hemosense, Inc.

WALTHAM, Mass., Aug. 6 /PRNewswire-FirstCall/ — Inverness Medical Innovations, Inc. (Amex: IMA - News) and HemoSense, Inc. (Amex: HEM - News) today announced that they have entered into a definitive agreement for Inverness to acquire Hemosense in an all stock deal. Each holder of a share of HemoSense common stock will receive 0.274192 shares of Inverness common stock in the transaction, which represents a 37.5% premium, based on the average trading prices of both companies over the last 5 trading days. HemoSense is a point- of-care diagnostic healthcare company that manufactures and sells easy-to-use, handheld blood coagulation systems for monitoring patients taking warfarin. Inverness is a leading manufacturer and marketer of diagnostic products for the laboratory, professional, and consumer markets worldwide.

“With the acquisition of HemoSense, Inverness takes another step in our strategy of providing diagnostic testing to hospitals, physicians’ offices, and the home for patient self testing,” said Ron Zwanziger, Chairman and CEO of Inverness. “HemoSense is a particularly good fit with Biosite and QAS, which we have recently acquired. As health care moves closer to personal responsibility, Inverness is and will remain at the forefront with the materials and methods that allow individuals to take better control of their health.”

Commenting on the acquisition, Jim Merselis, CEO of HemoSense stated, “This deal presents a unique opportunity for HemoSense to expand its growth as a part of Inverness. We are excited about the prospect of combining our capabilities with Inverness’ demonstrated commitment to the field of cardiology, and we expect to make a significant impact together.”

The transaction is structured as a tax-free reorganization, and is expected to be slightly accretive in 2008 and accretive thereafter. The deal is subject to HemoSense shareholder approval as well as the satisfaction of regulatory and other customary conditions, and is currently expected to close in Q4. In connection with the merger agreement, certain HemoSense stockholders have entered into voting agreements with Inverness under which they have agreed to vote 33 percent of the outstanding shares of common stock of HemoSense in favor of the transaction at the meeting of HemoSense stockholders.

Covington & Associates acted as financial advisor and Foley Hoag LLP acted as legal counsel to Inverness. Lazard Freres & Co. Inc. acted as financial advisor and Wilson Sonsini Goodrich & Rosati, P.C. acted as legal counsel to HemoSense.

About Inverness

Inverness Medical Innovations is a leading developer of advanced diagnostic devices and is presently exploring new opportunities for its proprietary electrochemical and other technologies in a variety of diagnostic applications including immuno-diagnostics with a focus on infectious disease, cardiology, drugs of abuse and women’s health. The Company’s new product development efforts, as well as its position as a leading supplier of consumer pregnancy and fertility/ovulation tests and rapid point-of-care diagnostics, are supported by the strength of its intellectual property portfolio. Inverness is headquartered in Waltham, Massachusetts.

For additional information on Inverness Medical Inc., please visit our website at www.invernessmedical.com.

About HemoSense

HemoSense is a point-of-care diagnostic healthcare company that initially has developed, manufactures and commercializes easy-to-use, handheld blood coagulation systems for monitoring patients taking warfarin. The HemoSense INRatio® system, used by healthcare professionals and patients themselves, consists of a small monitor and disposable test strips. It provides accurate and convenient measurement of blood clotting time, or PT/INR values. Routine measurements of PT/INR are necessary for the safe and effective management of the patient’s warfarin dosing. INRatio is sold in the United States and internationally. For more information, visit www.hemosense.com.

HemoSense® and INRatio® are registered trademarks of HemoSense, Inc.

Additional Information About the Proposed Transaction and Where to Find It:

Inverness plans to file with the SEC a registration statement on Form S-4 in connection with the proposed transaction, which will include Hemosense’s proxy statement and Inverness’ prospectus for the proposed transaction. THE REGISTRATION STATEMENT AND THE DEFINITIVE PROXY STATEMENT/PROSPECTUS WILL CONTAIN IMPORTANT INFORMATION ABOUT INVERNESS, HEMOSENSE, THE TRANSACTION AND RELATED MATTERS. INVESTORS AND SECURITY HOLDERS ARE URGED TO READ THE REGISTRATION STATEMENT AND THE DEFINITIVE PROXY STATEMENT/PROSPECTUS CAREFULLY WHEN THEY ARE AVAILABLE. Free copies of the registration statement and the proxy statement/prospectus and other documents filed with the SEC by Inverness and HemoSense can be obtained through the web site maintained by the SEC at www.sec.gov. In addition, free copies of the registration statement and the proxy statement/prospectus will be available from Inverness by contacting Shareholder Relations at (781) 647-3900 or jon.russell@invmed.com or from HemoSense by contacting Don Markley or Brandi Floberg) at 310-691-7100 or bfloberg@lhai.com.

Inverness, HemoSense and their respective directors and executive officers may be deemed to be participants in the solicitation of proxies from the shareholders of HemoSense in connection with the proposed transaction. Information regarding the special interests of these directors and executive officers in the proposed transaction will be included in the definitive proxy statement/prospectus described above. Additional information regarding Inverness’ directors and executive officers is also included in Inverness’ proxy statement for its 2007 Annual Meeting of Stockholders, which was filed with the SEC on April 9, 2007. Additional information regarding HemoSense’s directors and executive officers is also included in HemoSense’s proxy statement for its 2007 Annual Meeting of Stockholders, which was filed with the SEC on or about January 29, 2007. These proxy statements are available free of charge at the SEC’s web site at www.sec.gov and from Inverness and HemoSense by contacting them as described above.

Cautionary Note Regarding Forward-Looking Statements

This press release may contain forward-looking statements within the meaning of the federal securities laws, including statements regarding potential synergies and benefits of the proposed business combination. These statements reflect the parties’ current views with respect to future events and are based on their respective management’s current assumptions and information currently available. Actual results may differ materially due to numerous factors including, without limitation, risks associated with market and economic conditions, Inverness’ ability to consummate the acquisition, which is subject to approval by the shareholders of HemoSense, regulatory approval and other conditions; Inverness’ ability to integrate this and other acquisitions and to recognize expected synergies; Inverness’ ability to continue to successfully develop and manufacture diagnostic testing products and to commercialize products, particular in the area of cardiac care, and the risks and uncertainties described in Inverness’ annual report on Form 10-K, as amended, for the year ended December 31, 2006, and HemoSense’s annual report on Form 10-K for the year ended September 30, 2006, and other factors identified from time to time in their respective periodic filings with the Securities and Exchange Commission. Inverness and HemoSense undertake no obligation to update any forward-looking statements contained herein.